                                                                     EXHIBIT 4.3


                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO AMERICAN COMMUNICATIONS SERVICES, INC. (THE "ISSUER"), OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a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
(E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE ISSUER AND THE TRANSFER AGENT, THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF JULY 10, 1997 AMONG THE COMPANY, BT SECURITIES CORPORATION, ALEX. BROWN & SONS INCORPORATED AND THE OTHER PARTIES SIGNATORY

THERETO, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

                  THE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE IS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF ONE SHARE OF PREFERRED STOCK AND ONE WARRANT ENTITLING THE HOLDER THEREOF TO PURCHASE INITIALLY 80.318 SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF AMERICAN COMMUNICATIONS SERVICES INC., SUBJECT TO AN INCREASE OF 22.645 ADDITIONAL SHARES OF COMMON STOCK. PRIOR TO THE EARLIEST TO OCCUR OF (A) 90 DAYS AFTER THE ORIGINAL ISSUANCE OF THE UNITS AND (B) SUCH EARLIER DATE AS MAY BE DETERMINED BY BT SECURITIES CORPORATION, THE PREFERRED STOCK EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE WARRANTS.

CERTIFICATE NUMBER ((CertNo))                 14-3/4% REDEEMABLE PREFERRED STOCK



                     AMERICAN COMMUNICATIONS SERVICES, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE           CUSIP ((CUSIPNo))



         THIS CERTIFIES THAT ((Name))

         IS THE OWNER OF ((ShareNo))


         FULLY PAID AND NON-ASSESSABLE SHARES OF THE 14-3/4% REDEEMABLE PREFERRED STOCK DUE 2008, PAR VALUE OF $1.00 PER SHARE, OF AMERICAN COMMUNICATIONS SERVICES, INC. (the "Company") transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this share certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Certificate of Incorporation and Certificate of Designation of the Company, as filed in the State of Delaware and to all provisions whereof the holder hereof hereby asserts and is bound. The Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

         WITNESS the facsimile signatures of the duly authorized officers of the Company

Dated                                        Countersigned and Registered
                                                 THE BANK OF NEW YORK
                                                    Transfer Agent

---------------------------               ----------------------------------
                                                        Authorized Signature

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
           OR REGISTRATION OF TRANSFER OF REGISTRABLE PREFERRED STOCK

Re: Shares of 14-3/4% Redeemable Preferred Stock due 2008 (the "Shares") of American Communications Services, Inc.

                  This Certificate relates to ____ Shares held in certificated form by ______ (the "Transferor").

         |_| The Transferor has requested the Transfer Agent by written order to exchange or register the transfer of one or more certificates representing Shares.

                  In connection with such request and in respect of each such Share, the Transferor does hereby certify that Transferor is familiar with the Registration Rights Agreement relating to the above captioned Shares and the restrictions on transfers thereof as provided in Section 10 of such Registration Rights Agreement, and that the transfer of these Shares does not require registration under the Securities Act of 1933, as amended (the "Securities Act") because*:

         |_| Such Shares are being acquired for the Transferor's own account, without transfer (in satisfaction of Section 10 (a)(y)(A) or Section 10(d)(i)(A) of the Registration Rights Agreement).

         |_| Such Shares are being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A or in accordance with Regulation S under the Securities Act.

         |_| Such Shares are being transferred in accordance with Rule 144 under the Securities Act.

         |_| Such Shares are being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A or Rule 144 or Regulation S under the Securities Act. An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.


                                                  ----------------------------
                                                  [INSERT NAME OF TRANSFEROR]
                                                  By:
                                                     -------------------------
Date:
     ----------------------
     *Check applicable box.

                             Certificate of Transfer

American Communications Services, Inc.
131 National Business Parkway
Suite 100
Annapolis Junction, MD  20701

Ladies and Gentlemen:

                  In connection with our proposed purchase of shares of 14-3/4% Redeemable Preferred Stock due 2008, par value $1.00 per share (the "Securities"), of American Communications Services, Inc. (the "Company"), we confirm that:

                  1. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities while they are Registrable Preferred Stock within the meaning of the Registration Rights Agreement to which this certificate is an exhibit only (a) to the Company or any of its subsidiaries, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) so long as the Securities are eligible for resale pursuant to Rule 144A, under the Securities Act, to a person we reasonably believe is a "qualified institutional buyer" under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an "accredited investor" within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is purchasing for his own account or for the account of such an "accredited investor," or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply after the Securities are no longer Registrable Preferred Stock. We understand that the Securities purchased by us will bear a legend to the foregoing effect.

                  2. We are an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment for an indefinite period.

                  3. We are acquiring the Securities purchased by us for our own account or for one or more accounts (each of which is an "accredited investor") as to each of which we exercise sole investment discretion.

                  4. You and your counsel are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                  Very truly yours,

                                                 ----------------------------
                                                 (Name of Purchaser)

                                                 By:
                                                    -------------------------
                                                 Date:
                                                      -----------------------


                  Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:


Name:
     ----------------------------------
Address:
        -------------------------------
Taxpayer ID Number:
                   --------------------


                                         -2-